Exhibit 10.2

Execution Version

THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE.  THE RIGHTS OF THE HOLDER OF THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

The payments due under THIS NOTE OF ALL KINDS (WHETHER FOR PRINCIPAL, INTEREST, FEES OR OTHERWISE) AND THE INDEBTEDNESS EVIDENCED HEREBY are SUBORDINATED IN full AND AT ALL TIMES IN RIGHT OF PAYMENT AND EXERCISE OF REMEDIES to the obligations of the borrower (as defined below) under that certain Financing Agreement, dated as of the date hereof, by and among Cherokee Inc., Irene Acquisition Company B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as Collateral Agent and Cerberus Business Finance, LLC, as Administrative Agent (the “FINANCING AGREEMENT”).

PROMISSORY NOTE

December 7, 2016

FOR VALUE RECEIVED, the undersigned, Irene Acquisition Company B.V., a company organized under the laws of the Netherlands (the “Borrower”), hereby promises to pay to Ravich Revocable Trust of 1989 (the “Lender”), on the Maturity Date or the date of any earlier acceleration of the obligations of the Borrower hereunder, the principal sum of Five million UNITED STATES DOLLARS ($5,000,000) under this Promissory Note (as hereafter amended, restated, replaced, supplemented or otherwise modified, this “Note”) and shall remain outstanding.  This Note evidences, among other things, the obligation of the Borrower to repay Loan made hereunder by the Lender to the Borrower. Capitalized terms used hereinafter and not otherwise defined herein have the meanings set forth in Article VI.

I        LOAN.

1.       Subject to the terms and conditions set forth in this Note, the Lender shall make a single loan of the principal amount stated above (the “Loan”) to the Borrower on the date hereof.

2.       The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the making of the Loan under this Note or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note as Annex I, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of the Loan or (as the case may be) the receipt of such payment.

3.       The outstanding amount of the Loan set forth on the grid attached to this Note as Annex I, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Loan shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording (absent manifest error), any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder to make payments of principal of and interest on this Note when due.

II.      INTEREST.

1.       The principal amount outstanding under the Loan advanced under this Note will bear interest at a fixed per annum rate equal to 9.50%, which interest shall accrue on the Loan commencing on, and including, the date hereof until the outstanding principal amount thereof, together with all accrued and unpaid interest thereon, shall be paid in full in cash in the manner specified in this Note; provided, however, any principal amount still outstanding after the Maturity Date shall bear interest at a fixed per annum rate equal to 14.50%, which interest shall accrue on the Loan commencing on the date after the Maturity Date until the outstanding principal amount thereof, together with all accrued and unpaid interest thereon, shall be paid in full in cash in the manner specified in this Note.

2.       Interest on the Loan advanced under this Note shall be computed on the basis of the actual number of days elapsed over a year of 360 days.  In computing such interest, the date each Loan hereunder is issued shall be included and the date of payment thereof shall be excluded.

3.       Accrued and unpaid interest on the Loan for each fiscal quarter shall be due and payable in cash three Business Days after the last day of each fiscal quarter of the Borrower.

III      MATURITY DATE.

1.       The unpaid principal amount of the Loan outstanding under this Note plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto will be paid in full in cash on the date that is 180 days from the date hereof (the “Maturity Date”), in accordance with the terms of this Note.

iv.     Conditions.

1.       This Note shall become effective on the first date on which each of the following conditions shall have been satisfied:  (a) each of the Borrower and the Lender shall have executed and delivered to the other party a counterpart of this Note and (b) the Borrower shall have paid any expenses due under Article IX.

v.      Payments.

1.       Manner and Time of Payment.  All payments by the Borrower under this Note of principal, interest and all other amounts owed hereunder shall be made in same day funds and delivered to the Lender not later than 2 p.m. (California time) on the date such payment is due, with such payment to be made by wire transfer of immediately available funds to the account designated on Exhibit A hereto, provided, that funds received by the Lender after 2 p.m. (California time) shall be deemed to have been paid by the Borrower on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder.

2.        Usury.  Under no circumstances will the rate of interest chargeable under this Note be in excess of the maximum amount permitted by applicable New York law.  If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

3.        No Voluntary Prepayments.  This Note may not be voluntarily prepaid in whole or in part at any time prior to the Maturity Date, except from (a) any cash proceeds received by Cherokee Inc. pursuant to the exercise of the over-allotment option pursuant to the equity offering consummated in accordance with Cherokee Inc.’s registration statement on Form S-3, dated June 23, 2015, as supplemented including by the prospectus supplement dated November 29, 2016 (together with any preliminary prospectus supplement used or filed for use in connection with such equity offering), in each case as filed with the SEC, in excess of 5% of the initial issuance size of such equity offering (without giving effect to such overallotment option exercise) to the extent such excess cash proceeds are made available to the Borrower and (b) any cash proceeds received by the Borrower as an adjustment to the purchase price of the Acquisition in connection with the Accounts Receivable pursuant to Section 5.2 and Schedule 8 of the Share Purchase Agreement. The Lender and the Borrower each hereby acknowledges that any cash proceeds received by Cherokee Inc. or the Borrower pursuant to clauses (a) or (b) in the preceding sentence shall be unrestricted cash of Cherokee Inc. and its subsidiaries.

4.        Mandatory Prepayments.  The Borrower shall apply on the last Business Day of each calendar month to the prepayment of the outstanding balance of the Note, on a dollar-for-dollar basis, the cash proceeds of any payments owing by customers in respect of the Accounts Receivable (whether from customers holding related accounts payable or from a third-party purchaser of the Accounts Receivable from the Borrower) received or made available to the Borrower.

vi.       Definitions.

For all purposes of this Note, the following terms shall have the respective meanings set forth below:

1.        “Accounts Receivable” means Book Debts, as such term is defined in the Asset Purchase Agreement.

2.        “Acquisition” means the purchase of the entire issued and outstanding share capital of Hi-Tec Sports International Holdings B.V. pursuant to the Share Purchase Agreement.

3.        “Agents” means Cerberus Business Finance, LLC, as administrative agent and collateral agent under the Financing Agreement, and its successors and assigns in such capacities.

4.        “Asset Purchase Agreement” means the Asset Purchase Agreement dated as of November 29, 2016 between the Sellers party thereto, Irene Acquisition Company B.V. and Batra Limited.

5.        “Business Day” means a day on which commercial banks are not required or authorized by law to close in New York, New York.

6.        “Governmental Authority” means any nation or government, any foreign, federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

7.        “Junior Indebtedness” means all principal, interest, fees, costs, enforcement expenses, and all other payment obligations (including attorneys’ fees and disbursements) of any kind arising under this Note (and any amendments, restatements, supplements, or other modifications hereof), together with any and all refinancings, renewals, replacements or extensions of such obligations.

8.        “Material Adverse Effect” means (a) any event, circumstance, change or effect that individually or in the aggregate has or could reasonably be expected to have a material adverse effect upon the assets, liabilities, cash flows, results of operations, business, property or condition (financial or otherwise) of the Borrower and its subsidiaries taken as a whole, (b) a material impairment of the prospect of repayment by the Borrower of any portion of the outstanding amount of the Loan or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of the Note or the rights and remedies, taken as a whole, of the Lender hereunder.

9.        “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and government authorities.

10.       “Senior Obligations” means the Obligations, as such term is defined in the Financing Agreement.

11.       “Share Purchase Agreement” means that Share Purchase Agreement dated as of November 29, 2016, relating to the sale and purchase of the entire issued and outstanding share capital of Hi-Tec Sports International Holdings B.V. by and among Sunningdale Corporation limited, Irene Acquisition Company B.V. and Cherokee Inc.

12.       “Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the fair value measured on a going concern basis of the assets of such Person (measured on a going concern basis) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, and (b) such Person is able to pay all liabilities of such Person as such liabilities mature and become absolute and payable in the ordinary course of business.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

vii.       Representations and warranties.

1.        Organization and Qualification.  The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, and (c) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification and the failure to be so qualified would have a Material Adverse Effect.

2.        Authority and Enforceability.  The Borrower has full right and authority to issue this Note and to perform all of its obligations hereunder.  The issuance of this Note by the Borrower has been duly authorized by all necessary action on the part of the Borrower, and constitutes a valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Note does not, nor does the performance or observance by the Borrower, if any, of any of the matters and things herein or therein provided for, contravene or constitute a default under (a) any provision of law or any judgment, injunction, order or decree binding upon the Borrower, if any, (b) any provision of the organizational documents of the Borrower, or (c) any covenant, indenture or agreement of or affecting the Borrower or any of its property.

3.        Use of Proceeds.  The proceeds from this Note are intended to be and shall be used (i) to finance a portion of the purchase price of the Acquisition, (ii) to refinance existing indebtedness of the Borrower and (iii) to pay fees and expenses related the transactions set forth in clauses 3(i) and (ii).

4.        Approvals.  No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Note, except those obtained or made on or prior to the date hereof and such filings as may be required to be made with the Securities and Exchange Commission and any state or foreign blue sky or securities regulatory authority after the issuance of this Note by the Borrower.

5.        Solvency.  Immediately after giving effect to (a) the issuance of this Note, (b) the disbursement of the proceeds of the Loan, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is Solvent.

6.        Foreign Assets Control Regulations and Anti-Money Laundering.

(a)        OFAC.  The Borrower is not (i) a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) a Person who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b)        Patriot Act.  The Borrower is in compliance, in all material respects, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).  No part of the proceeds of this Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

viii.   Events of Default; Remedies.

If any of the following conditions or events (each, an “Event of Default”) shall occur:

1.        The Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), all or any portion of the principal of the Loan, any interest on the Loan or any fee, indemnity or other amount payable under this Note; or

2.        Any representation or warranty made or deemed made by the Borrower in connection with this Note or under or in connection with any certificate or other writing delivered to the Lender in connection herewith shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made; or

3.        The Borrower shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of indebtedness having an aggregate principal amount outstanding in excess of $900,000, and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such indebtedness, or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or

4.        Any proceeding shall be instituted against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

5.        Any material provision of this Note shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by any party hereto, or a proceeding shall be commenced by the Borrower or any Governmental Authority having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created hereunder:

      THEN, (A) upon the occurrence and during the continuation of any Event of Default described in clause (4) above, the unpaid principal amount of and accrued interest on the Loan and all other obligations hereunder shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and any commitment or obligation of the Lender to make any Loan or extend additional credit to Borrower hereunder shall thereupon terminate; and (B) upon the occurrence and during the continuation of any other Event of Default, the Lender may, by written notice (which may be delivered by facsimile or overnight courier) to Borrower, declare (i) this Note and any commitment or obligation of the Lender to make any Loan or extend additional credit to Borrower hereunder to be terminated, and/or (ii) all or any portion of (1) the unpaid principal amount of and accrued interest on the Loan and (2) all other obligations of the Borrower under this Note to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

      The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

Ix.     Expense reimbursement; indemnification.

1.        Expense Reimbursement.  The Borrower hereby agrees to reimburse the Lender, on demand, whether or not all or any of the transactions contemplated by this Note are ultimately consummated, for all documented out-of-pocket fees of counsel to the Lender actually and reasonably incurred by the Lender in connection with (a) the preparation and negotiation of this Note and (b) the enforcement of any obligations under this Note.

2.        Indemnification.  The Borrower hereby agrees to defend, indemnify and hold harmless the Lender and its respective officers, directors, employees, attorneys and affiliates (collectively, the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined).  As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, expenses or claims arising out of (a) any administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, in connection with the transactions contemplated by this Note, or (b) any enforcement of the Note; provided,  however,  that the Borrower shall not in any event be liable to any Indemnitee for any Indemnified Liabilities caused by such Indemnitee’s  gross negligence or willful misconduct.  To the extent that the undertakings to defend, indemnify, pay and hold harmless the Indemnitees set forth in this paragraph may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  Notwithstanding anything in this Note to the contrary, the agreements in this paragraph shall survive the termination of this Note and the repayment, satisfaction or discharge of all the other obligations of the Borrower under this Note.  All amounts due under this paragraph shall be payable on written demand by the Lender therefor.  Any such amounts not paid when due shall, if due prior to the maturity of the Loan, be charged to the Borrower and shall thereafter shall be added to the principal amount of the Loan hereunder and shall accrue interest at the rate then applicable to Loan hereunder.

X.       SUBORDINATION.

1.        Agreement to Subordinate.  Each of (i) the Borrower, and (ii) the Lender, by its acceptance of this Note, agrees that the Junior Indebtedness is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of the Senior Obligations including the termination of all commitments to advance further funds under the Financing Agreement (hereinafter referred to as “Paid in Full” or “Payment in Full”).

2        Restrictions on Payment of the Junior Indebtedness.

(a)        Unless and until the Senior Obligations shall have been Paid in Full, no payment of any kind or character may be made to or received by the Lender in respect of the Junior Indebtedness, whether in cash or other property and including by way of set-off, in respect of the Junior Indebtedness other than pursuant to Sections 3 or 4 of Article V herein; provided,  however, that, notwithstanding the foregoing, if at the time of the making of any such payment and immediately after giving effect thereto, no Event of Default (as defined in the Financing Agreement) shall have occurred and be continuing or would result from the making of such payment, the Lender may receive, and the Borrower may pay, accrued but unpaid interest on the outstanding principal amount of this Note quarterly in arrears pursuant to the terms of this Note.  The failure of the Borrower to make a payment under this Note by reason of any provision in this Section 2(a) shall not result in an Event of Default under this Note; provided,  however, that Borrower cures and corrects such failure as soon as permitted under this Section 2(a).

(b)        In the event of any insolvency proceeding involving the Borrower or any of its affiliates, (a) all Senior Obligations shall first be indefeasibly Paid in Full before any payment or distribution, whether in cash, securities or other property, shall be made to the Borrower or any of its affiliates on account of any Junior Indebtedness and (b) any payment or distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Indebtedness shall be paid or delivered directly to Agents until all Senior Obligations are Paid in Full.

3.        Restrictions on Enforcement Actions. Until the Senior Obligations are Paid in Full, the Lender shall not, without the prior written consent of the Agents, take any Enforcement Action with respect to the Junior Indebtedness.  For the purposes hereof, “Enforcement Action” means (a) to take from or for the account of the Borrower or any other person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower with respect to the Junior Indebtedness, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Borrower or any other person to (i) enforce payment of or to collect the whole or any part of the Junior Indebtedness or (ii) commence judicial enforcement of any of the rights and remedies under this Note or applicable law with respect to the Junior Indebtedness, (c) to accelerate the Junior Indebtedness, (d) to exercise any put option or to cause the Borrower to honor any redemption or mandatory prepayment obligation under this Note, (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Borrower or any other person, (f) to take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any insolvency proceeding), (i) the validity, priority, enforceability, or perfection of the liens of the holders of any Senior Obligations (or any agent therefor) in any collateral, (ii) the validity, priority, enforceability or allowance of any of the claims of any holder of Senior Obligations (or any agent therefor) against the Borrower or its affiliates or (iii) the validity or enforceability of this Note or any of the provisions hereof or (g) to obtain a lien or otherwise receive the benefit of any lien on any assets of the Borrower or any other person that becomes a borrower or guarantor under the Financing Agreement or a guarantor of the Senior Obligations.  Until the Senior Obligations have been indefeasibly Paid in Full, and notwithstanding anything to the contrary contained in this Note, Lender shall not, without the prior written consent of the Agents, agree to any amendment, modification or supplement to the Note.

4.        Turnover. In the event that, notwithstanding the foregoing provisions hereof, any payment is made on account of the Junior Indebtedness at a time when payment is not permitted by the terms of hereof, such payment shall be held by the Lender in trust for the benefit of, and shall be paid forthwith over and delivered to, the Agents for application to the Senior Obligations in accordance with the Financing Agreement.

5.        Subordination Rights Not Impaired.  No right of any present or future holders of any Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms and provisions of this Note.  The holders of the Senior Obligations may at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Obligations, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Obligations or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Obligations including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Obligations, all without notice to or consent from the Lender.  This Note shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded, avoided or declared void as against a trustee or must otherwise be returned by any holder of Senior Obligations (or any agent therefor) upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

6.        Third Party Beneficiaries.  Notwithstanding any other provision of this Note to the contrary, the Agents and the other holders of Senior Obligations shall be third party beneficiaries of the provisions of this Article X, and no amendment or modification to the provisions of this Note may directly or indirectly amend or otherwise modify the provisions of this Article X without the prior written consent of the Agent.

7.        Costs and Attorneys’ Fees. In the event it becomes necessary for the Agents or any holder of Senior Obligations to commence or become a party to any proceeding or action to enforce the provisions of this Article X, the court or body before which the same shall be tried shall award to such agent or lender all reasonable and documented costs and expenses thereof, including, but not limited to, reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other reasonable and documented expenses in connection therewith.

XI.      MISCELLANEOUS.

1.        No delay or omission on the part of the Lender hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

2.        Except as otherwise expressly provided in this Note, all notices and other communications made or required to be given pursuant to this Note shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by electronic mail, telecopy, facsimile or telex (with confirmation of receipt thereof), addressed to such party at the notice address beneath its signature hereto or at such other address for notice as such party shall last have furnished in writing to the Person giving the notice.

3.        This Note constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.

4.        In the event that any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Note shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Note and without affecting the validity or enforceability of such provision or the other provisions of this Note in any other jurisdiction.

5.        This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Lender and the Borrower, provided that neither party may assign or transfer any of its obligations hereunder without the prior written consent of the other party.

6.        Neither this Note nor any provision hereof may be amended, supplemented, waived or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.  No waiver of any provision of this Note or  consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be permitted by the preceding sentence, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

7.        The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.  The Borrower hereby waives all suretyship defenses generally.  No provision of this Note shall impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed. The Borrower acknowledges it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Note and the transactions evidenced hereby.

8.        This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Note.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or other electronic signature were the original thereof.

9.        ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS NOTE, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, SHALL BE BROUGHT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS NOTE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH THE TERMS OF THIS

NOTE; (IV) AGREES THAT, SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (V) AGREES THAT THE PROVISIONS OF THIS PARAGRAPH RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.        EACH OF THE PARTIES TO THIS NOTE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Note, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE HEREUNDER.  In the event of litigation, this Note may be filed as a written consent to a trial by the court.

11.        THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

*      *      *      *      *

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed and duly delivered by its duly authorized officer as of the day and year first above written.

Irene Acquisition Company B.V., as Borrower

By:	/s/ N.A. Bollen and N. Meijer
	Name:	N.A. Bollen and N. Meijer
	Title:	Directors

By:	/s/ Henry Stupp
	Name:	Henry Stupp
	Title:	Director

Accepted and agreed:

Ravich Revocable Trust of 1989,

as Lender

By:_/s/_Jess M. Ravich________________________________

Name: Jess M. Ravich

Title:  Trustee